THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
                 ANNUAL  MEETING OF STOCKHOLDERS
                        DECEMBER 17, 1997

    The undersigned hereby appoints the official proxy committee of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders ("Annual Meeting") to be held in the Annual Meeting Room of the Fairfield Motel, 115 S. 321 By-Pass, Winnsboro, South Carolina, on December 17, 1997, at 10:30 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                  VOTE
                                         FOR    WITHHELD

1.  The election as director of the     / /       / /
    nominees listed below.

    Quay W. McMaster
    John S. McMeekin


                                                  VOTE
                                         FOR    WITHHELD  ABSTAIN

2.  The ratification of the appointment / /       / /       / /
    of Crisp, Hughes & Co., L.L.P. as
    the Company's independent auditors
    for the fiscal year ending June 30,
    1998.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGEMENT.

         (Continued, and to be signed on the reverse side)

(Continued from reverse side)

This proxy may be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, and by the filing of a later dated proxy prior to a vote being taken at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement, each dated November 14, 1997.

Dated: -----------------, 1997



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PRINT NAME OF STOCKHOLDER    PRINT NAME OF STOCKHOLDER


--------------------------   ---------------------------
SIGNATURE OF STOCKHOLDER          SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.



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   Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
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